Exhibit 10.2

DEFENSE AND INDEMNITY AGREEMENT

For and in consideration of Noack Farms, LLC’s execution of a Paid Up Oil and Gas Lease dated May   31   , 2013, covering 623.29 acres, more or less, in Milam County, Texas (the “Top Lease”), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rockdale Resources Corporation, a Colorado corporation (“Rockdale”), whose address is 11044 Research Blvd., Suite A-200, Austin, Texas 78759, hereby promises and agrees to defend and indemnify the Noack Farm Indemnitees (defined below) pursuant to the following terms and conditions:

Defined Terms.

(a) “Arising From” means arising from in any manner, directly or indirectly, out of, or in connection with, or in the course of, or incidental to, or as a consequence of.

(b) “Noack Farm Indemnitees” means Noack Farm, LLC and all of its employees, agents, representatives, officers, directors, managers, members, owners, affiliates, subsidiaries, attorneys, tax advisors and accountants.

(c) “Claims” means all claims, requests, accusations, allegations, assertions, complaints, petitions, demands, suits, actions, proceedings and investigations of any and every nature (including but not limited to subpoenas and all other phases of inquiries and investigations), and causes of action of every kind and description, including but not limited to any and all Claims sounding or arising, in whole or in part, in tort, contract, statute, equity or strict liability.

(d) “Losses” shall mean each and every injury, wrong, harm, fee, damage, cost, expense, outlay, expenditure, payment, funding, settlement, or loss of any and every nature, including, but not limited to all: (i) loss, injury, diminution in value, or damage to any entity, property or right; (ii) loss or damage to any person; (iii) any administrative services, travel costs, hourly cost of personnel providing services, consultants, independent contractors, attorney’s fees, witness fees and expenses, expert witness fees and expenses, filing fees, court costs, arbitration costs or fees, postage, telephone charges, copying costs, data retrieval, processing and storage costs, exhibit development and production costs, and support personnel costs; (iv) payments, funding and other expenditures in settlement or compromise; (v)  all other costs, fees, expenditures and expenses, of any nature, arising, in any way, from any Claim; and (vi) any debt, deficiency, obligation, or incidental or consequential damages.

Indemnity By Rockdale.  ROCKDALE IS OBLIGATED TO AND HEREBY AGREES TO PROVIDE A DEFENSE FOR AND INDEMNIFY THE NOACK FARM INDEMNITEES FROM ANY AND ALL CLAIMS OR LOSSES ASSERTED BY ARDENT 1, LLC, HAL MCKINNEY, OR KINGMAN ENERGY LLC (OR ANY OTHER THIRD PARTY CLAIMING RIGHTS TO OR OWNERSHIP OF MINERAL INTERESTS, WORKING INTERESTS, ROYALTY INTERESTS, OVERRIDING ROYALTY INTERESTS OR OTHER SUCH RIGHTS UNDER OR RELATED TO THE PAID UP OIL AND GAS LEASE DATED JUNE 20, 2011, BETWEEN NOACK FARMS, LLC, AS LESSOR, AND ARDENT 1, LLC, AS LESSEE), AND RESULTING FROM, RELATING TO OR ARISING FROM THE NEGOTIATION, EXECUTION, RECORDING OR EXISTENCE OF THE TOP LEASE (“THIRD-PARTY CLAIMS”).

DEFENSE AND INDEMNITY AGREEMENT	PAGE 1 OF 2

If any Third-Party Claims are asserted against the Noack Farm Indemnitees, then the Noack Farm Indemnitees shall: (1) notify Rockdale of such Third-Party Claim within ten (10) business days of receiving notice of same; and (2) thereafter promptly tender to Rockdale the Noack Farm Indemnitees’ defense to such Third-Party Claims, in which event Rockdale will be exclusively responsible for all aspects of defending the Third-Party Claim(s) at issue.   Rockdale will have the right to select counsel and direct any litigation or settlement efforts.  The Noack Farm Indemnitees shall reasonably cooperate with Rockdale in its defense and/or settlement of any Third-Party Claim.

IN WITNESS WHEREOF, the undersigned have executed this Defense and Indemnity Agreement effective as of the    31    day of May, 2013.

ROCKDALE RESOURCES CORPORATION

By:           /s/ Marc Spezialy

Name:      Marc Spezialy

Title:        Chief Executive Officer

NOACK FARMS, LLC

By:           /s/ Stacy A. Wood, Manager
Stacy A. Wood, Manager

DEFENSE AND INDEMNITY AGREEMENT	PAGE 2 OF 2